Exhibit 10.1

FORM OF RETENTION AGREEMENT

[DATE]

[NAME]

[ADDRESS]

Dear [NAME],

We are excited to welcome you to the Amazon family! To celebrate the transaction, we are pleased to provide you with a Restricted Stock Unit award. Subject to the approval of the Board of Directors of Amazon.com, Inc. and the closing of the transaction, you will be granted a restricted stock unit award with respect to [NUMBER OF SHARES] shares of Amazon.com, Inc. common stock. This award will vest and convert into shares of common stock as follows, subject to your continued employment:

        % after one year of employment following the closing of the transaction.

        % after two years of employment following the closing of the transaction.

        % after three years of employment following the closing of the transaction.

        % after four years of employment following the closing of the transaction.

Vesting occurs on the 15th day of the applicable month. Your award will be documented by delivery to you of a Restricted Stock Unit Award Agreement specifying the terms and conditions of the award.

Again, welcome to the team!

Sincerely,

Jeff Wilke Senior Vice-President, North America Retail Amazon.com